AVALANCHE INTERNATIONAL, CORP.

PROMISSORY NOTE

Issuance Date: October 8, 2015	Original Principal Amount: $125,000
Note No. AVLP-2015106	Consideration Paid at Close: $100,000

FOR VALUE RECEIVED, Avalanche International, Corp., a Nevada corporation (the "Company"), hereby promises to pay to the order of Studio Capital, LLC or registered assigns (the "Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and not to pay interest ("Interest") on any outstanding Principal from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, upon the Maturity Date or acceleration, redemption or otherwise (in each case in accordance with the terms hereof).

(1) CONSIDERATION. For valuable consideration, the value of which is acknowledged herein:

The Company shall receive from the Holder, the Original Principal Amount of $125,000 (One Hundred Twenty-Five Thousand dollars) minus the Original Issue Discount (OID) to the Holder, without any accrued interest, to be wired pursuant to the attached Addendum A.

Steven J. Smith shall receive the consideration previously negotiated in the Security Agreement, acknowledged and incorporated herein.

The Holder shall receive 5,000 shares of the Company's common stock, paid within two (2) weeks of the closing of this Notice. Furthermore, the Holder shall receive the OID as described herein.

The OID shall be $25,000.

The term, "Outstanding Balance" shall mean he Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for breach hereof or otherwise, plus any collection and enforcements costs, and any other fees or charges incurred under this Note. The Original Principal Amount due to Holder shall be prorated based on the Consideration paid by Holder (plus an approximate 20% Original Issue Discount).

(2)                 GENERAL TERMS

(a)                Payment of Principal. The "Maturity Date" shall be six (6) months from the date of payment, as may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 2) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 2) that with the passage of time and the failure to cure would result in an Event of Default.

(b)               Interest. No interest is charged (0%) (“Interest Rate”), however, a loan fee of 5,000 shares of the Company’s common stock shall be issued in consideration within two weeks of the closing of this Note to the individual or entity as the holder directs.

(c)                Security. This Note shall be secured by the full faith and credit of Avalanche International, Corp. and, personally, by its Chairman, Milton C. Ault, III and Steven J. Smith.

(3)                 EVENTS OF DEFAULT.

(a)                An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                 The Company's failure to pay to the Holder any amount of Principal, or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder) or any other Transaction Document;

(ii)               The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing; and,

(iii)             The Common Stock is suspended or delisted for trading on the Over the Counter Bulletin Board market (the “Primary Market”).

(iv)             The Company shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

(b)               Upon the occurrence of any Event of Default, the Outstanding Balance shall immediately increase to 120% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the “Default Effect”). The Default Effect shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action.

(i)                 Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 3 herein for the Company's failure to deliver certificates representing shares of Common Stock and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(4)                 REISSUANCE OF THIS NOTE.

(a)                Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval.

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(b)               Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(5)                 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

The addresses for such communications shall be: If to the Company, to:

Avalanche International, Corp.

5940 S. Rainbow Avenue

Las Vegas, NV 89118 Attn:

Rachel Boulds, CFO

Email: Rachel@AvalancheInternationalCorp.com

If to the Holder:

STUDIO CAPITAL LLC

1540 Meadowdale Lane

Canon City, CO 81212

Attn: Jay Saba

Email: jay@fortrendgroup.com

If to Steven J. Smith

32493 Favara Dr.

Temecula, CA 92592

(6)                 APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the city and County of Orange County, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

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(7)                 WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

HOLDER: STUDIO CAPITAL, LLC By: /s/ Jay M. Saba Name: Jay M. Saba Title: Executive	COMPANY: AVALANCHE INTERNATIONAL, CORP. By: /s/ Philip E. Mansour Name: Philip E. Mansour Title: President and Chief Executive Officer
GUARANTOR: STEVEN JON SMITH By: /s/ Steven Jon Smith Name: Steven Jon Smith	GUARANTOR: MILTON C. AULT, III By: /s/ Milton C. Ault, III Name: Milton C. Ault, III Title: Individual/Self
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ADDENDUM A

Deliver the purchase price of the Notes to the Company, Avalanche International, Corp., to the address above or wire transfer using the following wire transfer instructions:

Wire Routing Transit Number:

Bank Name: US BANK City, State: Las Vegas, NV

Account Number:

Title of Account: Avalanche International, Corp.

5940 S. Rainbow Blvd. Las Vegas, NV 89118

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